SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement      [ ] Confidential For Use of the
[X]     Definitive Proxy Statement               Commission Only (as permitted
[ ]     Definitive Additional Materials          by Rule 14a-6(e)(2))
[ ]     Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14a-12

                       CONSERVER CORPORATION OF AMERICA
 ..............................................................................
               (Name of Registrant as Specified In Its Charter)


 ..............................................................................
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)    Title of each class of securities to which transaction applies:

             ..................................................................
       2)    Aggregate number of securities to which transaction applies:

             .................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
             (set forth the amount on which the filing fee is calculated and state how it was determined):

             ...................................................................
       4)    Proposed maximum aggregate value of transaction:

             .................................................................
       5)    Total fee paid:

             .................................................................

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)    Amount Previously Paid:

             ..................................................................
       2)    Form, Schedule or Registration Statement no.:

             ..................................................................
       3)    Filing Party:

             ..................................................................
       4)    Date Filed:

             ..................................................................

                       CONSERVER CORPORATION OF AMERICA

                              November 21, 1997

Dear Fellow Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Conserver Corporation of America on December 2, 1997 at 11:00 a.m. local time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133.

         At this meeting, you will be asked to consider a proposal permitting the Company to enter a new line of business in the hotel and casino industry and related new business opportunities, including the issuance of up to 5,500,000 shares of common stock of the Company and options to purchase 600,000 shares of Common Stock in connection with the new business opportunities. The proposal is described in the attached proxy statement, which I invite you to review carefully. In addition, you will also be requested to approve amendments to the Company's Certificate of Incorporation to change the name of the Company to "CCA Companies Incorporated", to authorize an increase in the Company's authorized common stock and preferred stock and to approve an amendment to the Company's 1996 Stock Option Plan.

         THE AFOREMENTIONED PROPOSALS HAVE BEEN CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY AS BEING IN THE BEST INTEREST OF THE STOCKHOLDERS AND THE COMPANY.

         It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                               Sincerely,


                                               Charles H. Stein
                                               Chairman of the Board

                              TABLE OF CONTENTS

                                                                           Page
GENERAL INFORMATION........................................................  2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT........................................................  3

COMPANY BACKGROUND AND COMPANY'S PRINCIPAL LINE OF
         BUSINESS..........................................................  7

MATTERS SUBMITTED TO STOCKHOLDERS.......................................... 10

PROPOSAL ONE............................................................... 10

INTRODUCTION TO THE NEW BUSINESS OPPORTUNITIES............................. 11

THE NEW BUSINESS OPPORTUNITIES............................................. 12

HOTEL MANAGEMENT SERVICES.................................................. 18

OTHER RELATED PROJECTS..................................................... 20

FINANCING THE NEW BUSINESS OPPORTUNITIES; THE ISSUANCE OF
         5,500,000 SHARES OF COMMON STOCK.................................. 19

CONSIDERATION AND RECOMMENDATION OF THE BOARD OF
         DIRECTORS......................................................... 22

RISK FACTORS............................................................... 25

RECOMMENDATIONS BY THE BOARD OF DIRECTORS.................................. 31

RECOMMENDATION OF THE BOARD................................................ 31

PROPOSAL TWO............................................................... 33

PROPOSAL THREE............................................................. 35

PROPOSAL FOUR.............................................................. 38

UNDERTAKINGS OF THE COMPANY................................................ 41

ADDITIONAL INFORMATION..................................................... 41

EXHIBIT INDEX.............................................................. 42

PROXY SOLICITED BY THE BOARD OF DIRECTORS.................................. 43

EXHIBIT A-1................................................................ 45

                       CONSERVER CORPORATION OF AMERICA
                               3250 Mary Street
                                  Suite 405
                         Coconut Grove, Florida 33133

                 NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 2, 1997

To the Holders of the Common Stock of CONSERVER CORPORATION OF AMERICA:

        PLEASE TAKE NOTICE that a Special Meeting of Stockholders of Conserver Corporation of America (the "Company") will be held at 11:00 a.m. (local time), on December 2, 1997, at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133 for the following purposes:

         1. To approve a proposal permitting the Company to enter into a new line of business in the hotel and casino industry, including certain new business opportunities and to authorize the issuance of up to 5,500,000 shares of the Company's common stock $.001 par value (the "Common Stock") and options to purchase 600,000 shares of Common Stock in connection with the proposal;

         2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated";

         3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from thirty million shares to fifty million shares and preferred stock, par value $.01, of the Company from five thousand to five million shares;

         4. To approve and adopt an amendment to the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock to be issued thereunder from 1.3 million shares to five million shares; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of the Common Stock at the close of business on November 10, 1997 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

        THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE PROPOSALS NUMBERED 1 THROUGH 4.

        You are cordially invited to attend the meeting.


                              By Order of the Board of Directors,

November 21, 1997             Gerald M. Breslauer,
                              Secretary

                       CONSERVER CORPORATION OF AMERICA
                         3250 Mary Street, Suite 405
                         Coconut Grove, Florida 33133
                                (305) 444-3888

                             --------------------

                               Proxy Statement

                                     for

                       Special Meeting of Stockholders
                               December 2, 1997

        This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Conserver Corporation of America, a Delaware corporation (the "Company" or "Conserver") to be voted at a Special Meeting of Stockholders which will be held at 11:00 a.m. (local time), on December 2, 1997 at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, and at any postponements or adjournments thereof (the "Meeting").

        At the Meeting, the Company's stockholders will be requested to: (i) approve a proposal permitting the Company to enter into a new line of business in the hotel and casino industry, including certain new business opportunities, as described in this Proxy Statement and to authorize the issuance of up to 5,500,000 shares of the Company's common stock $.001 par value (the "Common Stock") and options to purchase 600,000 shares of Common Stock in connection with the proposal; (ii) approve an amendment to the Company's Certificate of Incorporation to change the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated"; (iii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and preferred stock, $.01 par value (the "Preferred Stock"); (iv) approve an amendment to the Company's 1996 Stock Option Plan; and (v) take such other action as may properly come before the Meeting or any adjournments thereof.

                             GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

         Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the Company entering into a new line of business, including certain new business opportunities and the issuance of 5,500,000 shares of Common Stock, "FOR" the change in the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated", "FOR" the increase in the Company's number of authorized shares of Common Stock and Preferred Stock and "FOR" the approval of the amendment to the Company's 1996 Stock Option Plan.

        This Proxy Statement and the accompanying form of proxy, together with the Company's Annual Report on Form 10-K for the year ended June 30, 1997 (the "1996-1997 Annual Report") and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "First Quarter Report") are being mailed to stockholders on or about November 24, 1997.

         A stockholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Any written notice revoking the proxy should be sent to the attention of Gerald M. Breslauer, Secretary, Conserver Corporation of America, 3250 Mary Street, Suite 405, Coconut Grove, Florida 33133, telephone number (305) 444-3888 and facsimile number (305) 444-7550.

         Proxies may be solicited by mail, and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). The expenses for the preparation of proxy materials and the solicitation of proxies for the Meeting will be paid by the Company. The Company has retained D.F. King & Co., Inc. to assist in the solicitation for a fee estimated to be $4,500, plus reasonable expenses. The Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock.

         Only holders of record of the Company's Common Stock, at the close of business on November 10, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were outstanding 6,793,404 shares of Common Stock. Each share is entitled to one vote. In order to conduct business at the Meeting, a quorum must be present, that is a majority of the total number of shares of Common Stock outstanding as of the Record Date must be represented, either in person or by proxy.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, to the best of the Company's knowledge, with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to be the beneficial owner (defined below) of more than 5% of the Company's Common Stock. The percentage of shares outstanding is based on the Company's Common Stock shares outstanding as of September 30, 1997.

-------------------------------------------------------------------------------
                                        Number of Shares    Percentage of
                                           Beneficially      Total Voting
 Name and Address of Stockholder              Owned             Shares
-------------------------------------------------------------------------------
Charles Stein Inter Vivos Trust(1)
c/o Conserver Corporation of America
3250 Mary Street, Suite 405
Coconut Grove, FL 33133                       1,000,000            14.7%
-------------------------------------------------------------------------------
James V. Stanton(2)
c/o Conserver Corporation of America
3250 Mary Street, Suite 405
Coconut Grove, FL 33133                         653,644             8.9%
-------------------------------------------------------------------------------
Jasmine Trustees Ltd.(3)
P.O. Box 675
St. Helier, Jersey Channel Islands              500,000             7.4%
-------------------------------------------------------------------------------
The SES Family Investment Partnership, L.P.(4)
2859 Queens Courtyard Drive
Las Vegas, Nevada 89109                         500,000             6.9%
-------------------------------------------------------------------------------

----------------

(1) Represents shares held by the Charles Stein Intervivos Trust for benefit of Mr. Charles H. Stein's spouse and children. Mr. Stein, Chairman, President and Chief Executive Officer of the Company, disclaims voting and investment power with respect to the shares.

(2) Includes 20,000 shares of Common Stock which are held by Mr. Stanton, a director of the Company, as joint tenant with his wife, Margaret M. Stanton, currently exercisable warrants to purchase 150,000 shares of Common Stock at a price equal to $5.00 per share and currently exercisable options to purchase 400,000 shares and 23,644 shares of Common Stock at $5.00 and $2.00 per share, respectively.

(3) Represents shares held by the Jasmine Trustees Ltd. for the benefit of Mr. Brian J. Bryce, a director of the Company, and his children.
      Mr. Bryce does not have voting or dispositive power with respect to such shares.

(4) Represents currently exercisable warrants to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share and expiring in June 2003.

      The following table sets forth information, to the best of the Company's knowledge, with respect to the Company's Common Stock, (i) the ownership of Common Stock by each current director, (ii) the ownership of Common Stock by each executive officer of the Company, and (iii) the ownership of Common Stock by all current directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to the table, the beneficial owners (defined below) have sole voting and investment power as to all securities. The percentage of shares outstanding is based on the Company's Common Stock shares outstanding as of September 30, 1997.

-------------------------------------------------------------------------------
                                             Number of Shares    Percentage of
                                                Beneficially      Total Voting
 Name                                              Owned             Shares
-------------------------------------------------------------------------------
Charles H. Stein - Chairman, President and
     Chief Executive Officer(1)                   1,000,000             14.7%
-------------------------------------------------------------------------------
James V. Stanton - Vice Chairman and Director(2)    653,644              8.9%
-------------------------------------------------------------------------------
Douglas C. Rice - Executive Vice President and
    Chief Operating Officer(3)                       25,000                *
-------------------------------------------------------------------------------
Miles R. Greenberg - Senior Vice President -
     Finance, Treasurer and Chief Financial
     Officer(4)                                      30,000                *
-------------------------------------------------------------------------------
Jeffrey H. Berg - Vice President - Research
     and Development                                    --                --
--------------------------------------------------------------------------------
Gerald M. Breslauer - Vice President -
Administration and Secretary                         50,000                *
-------------------------------------------------------------------------------
Michael J. Stanton - Vice President -
      Special Project(5)                              50,155               *
-------------------------------------------------------------------------------
Brian J. Bryce, Director(6)                          500,000               7.4%
-------------------------------------------------------------------------------
Jay M. Haft - Director(7)                            350,000               4.9%
-------------------------------------------------------------------------------

Michael Jay Scharf - Director(8)                     200,000               2.9%
-------------------------------------------------------------------------------
All executive officers and directors as a
     group (10 persons)                            2,858,799              36.9%
-------------------------------------------------------------------------------

-----------------------
*   Represents beneficial ownership of less than 1% of the Common Stock.

(1) Represents shares held by Charles Stein Inter Vivos Trust for benefit of Mr. Stein's spouse and children. Mr. Stein disclaims voting and investment power with respect to the shares.

(2) Includes 20,000 shares of Common Stock which are held as joint tenants with Mr. Stanton's wife, Margaret M. Stanton, currently exercisable warrants to purchase 150,000 shares of common stock at a price equal to $5.00 per share, and currently exercisable options to purchase 400,000 shares and 23,644 shares of Common Stock at $5.00 and $2.00 per share, respectively. Does not include 30,000 shares of Common Stock issued to Mr. Stanton's adult children.

(3) Represents currently exercisable options to purchase 25,000 shares of Common Stock at $.50 per share.

(4) Represents currently exercisable options to purchase 30,000 shares of Common Stock at $5.00 per share.

(5) Includes currently exercisable options to purchase 11,822 shares of Common Stock at $2.00 per share and 23,333 shares at $5.00 per share.

(6) Represents shares held by Jasmine Trustees Ltd., a trust established for the benefit of Mr. Bryce and his children. Mr. Bryce does not have voting or dispositive power with respect to such shares.

(7) Includes warrants to purchase 150,000 shares of Common Stock at a price equal to $5.00 per share and options to purchase 150,000 shares of Common Stock at $5.00 per share.

(8) Represents 200,000 shares held by the Scharf Family 1989 Trust for the benefit of Mr. Scharf and his family. Mr. Scharf does have voting or dispositive power with respect to such shares.

         As used in the tables above "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of the date of this report. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares.

         COMPANY BACKGROUND AND COMPANY'S PRINCIPAL LINE OF BUSINESS



         Conserver Corporation of America (the "Company") is a development stage company incorporated under the laws of the State of Delaware on March 6, 1996. The Company's principal line of business is to promote, import, distribute, market, sell and otherwise commercially exploit Conserver 21TM, a non-toxic product which can be used to retard spoilage and decay in food and flowers, principally in the United States and Canada.

         As a development stage company, the Company's activities since its inception have been primarily focused on raising both debt and equity financing (public and private), recruiting management personnel, testing, developing and exploiting Conserver 21TM and negotiating distribution and other arrangements. Since the first quarter of fiscal 1998, the management of the Company has also been engaged in exploring new business opportunities for the Company.

         From March 1996 through November 1996, the Company raised capital necessary for its business development through debt and equity private placements. In June and July 1997, the Company raised additional capital through an initial public offering for aggregate net proceeds to the Company of $10,448,000 of which $3,891,000 had been utilized for working capital purposes as at September 30, 1997. The Company has incurred losses since the date of its incorporation.

         In August 1997, the Company announced that it was considered diversifying beyond its sole line of business of marketing, distributing and otherwise commercially exploiting Conserver 21TM (the "Principal Line of Business") and was exploring a possible new line of business in the hotel and casino industry (the "New Line of Business").

         The Product. Conserver 21(TM) is a non-toxic product composed of sepiolite and mineral salt which can be used to retard spoilage and decay in food and flowers. When placed in a storage or transport area with fresh fruit, vegetables and flowers, it adsorbs gases, most notably ethylene, detrimental to the preservation of food and also stimulates the creation of carbon dioxide and water vapors. This combination of ethylene removal, which helps delay the food maturation process, and the increase in carbon dioxide and water vapors, which enhances the produce's natural ability to remain vital, produces a beneficial environment for post-harvest life extension. Conserver 21(TM) is not applied directly to the fruits, vegetables or flowers or into the environment.

         Conserver 21(TM) is manufactured in the form of cylindrical granules and is currently available in two packaged forms: filters and packets. The packaging criteria for Conserver 21(TM) is critical to the effectiveness of the product. Conserver 21(TM) packets are designed to be placed in boxes or crates containing the produce or flowers being stored or shipped. The granules within the packets are activated by the gases emitted by the ripening produce or flowers. Conserver 21(TM) filters are designed to be placed in front of the vents of air conditioning or ventilation systems of storage areas and transport vehicles so that the gases emitted by fruits, vegetables and flowers can be adsorbed. Each filter provides the effective coverage for the volume equivalent of a 20 foot container, or approximately 30 cubic meters. Generally, filters may be attached to air vents through the use of a universal bracket, and do not require any change to the existing air conditioning or ventilation equipment.

         Based on the Company's testing, properly packaged Conserver 21(TM) products may be stored for up to 12 months in their original sealed packaging, and once opened, the products retain their effectiveness for up to 30 days, depending on the particular environment in which the products are being used.

         Marketing Strategy and Efforts. The Company believes that there are significant opportunities to provide technologies and services which can retard spoilage and decay in fruits, vegetables and flowers during the course of storage and transportation from point of packing through retail sale, provided that the product is competitively priced and properly packaged. The Company is currently marketing Conserver 21(TM) products to selected supermarkets, restaurants and other retailers, distributors and growers. Marketing efforts to date have focused primarily on the sale of the Conserver 21(TM) packets. As part of the Company's marketing strategy, technical representatives will oversee the proper use of Conserver 21(TM) in the packaging and transportation of clients' produce and flowers.

         Initial marketing efforts of the Conserver 21(TM) packets in the United States have indicated that the Company needs to renegotiate the terms of its Distribution Agreement (as defined herein) with Agrotech 2000 S.L., a Spanish company ("Agrotech") that manufactures and packages Conserver 21(TM) and whose principal stockholder is the developer of Conserver 21(TM), and to improve the packaging of the Conserver 21(TM) packets. The Company is currently in discussions with Agrotech with a view to reduce the pricing arrangements regarding the Conserver 21(TM) packets and to modify the manufacturing arrangements so that all packaging is done in the United States. Management of the Company is currently in discussions with a U.S.-based company which specializes in packaging products comparable to Conserver 21(TM), and has identified other U.S.-based packaging plants capable of packaging Conserver 21(TM). Estimated packaging costs provided by these entities indicate that the Company would be able to reduce the wholesale costs of the Conserver 21(TM) packets if the product were packaged in the United States. Management believes that this cost reduction even if partially offset by an increase in the royalty percentage to be paid to Agrotech would enable the Company to competitively price the packets at a level that would be profitable to the Company. There can be no assurance, however, that the Company will be able to successfully renegotiate the Distribution Agreement on more favorable terms or enter into a packaging arrangement with a third party to its satisfaction. Under such circumstances the Company would have to shift its initial marketing efforts and focus on the sale of the Conserver 21(TM) filters. There can be no assurance that the Company would be able to successfully implement this revised marketing strategy. Any sustained impairment of the Company's ability to market Conserver 21(TM) could significantly delay or materially impair the Company's ability to commercialize Conserver 21(TM).

         Conserver 21(TM) Distribution Agreement. The Company's distribution and marketing rights for Conserver 21(TM) are derived from a distribution agreement entered into in March 1997 (the "Distribution Agreement") with Agrotech. Agrotech holds the patent rights to Conserver 21(TM). The Company's rights under the Distribution Agreement specifically cover the United States and Canada and include an option and a right of first refusal for any other territory throughout the world. The Company has reached an agreement in principle to form a joint venture, whereby the Company would hold a 51% interest, to market Conserver 21(TM) in Canada. The Company has also begun initial market and product testing in Canada. In addition to marketing Conserver 21(TM) in the United States and Canada, the Company is also exploring opportunities to market and distribute Conserver 21(TM) in Japan and Israel. (See "Potential International Markets" below.)

         The Distribution Agreement automatically extends through March 2022 and is renewable for subsequent annual periods and may be terminated by either party by written notice 90 days prior to the end of any term. The Distribution Agreement (i) will be terminated automatically in case of the insolvency or bankruptcy of one of the parties; or (ii) may be terminated by either party for the substantial breach of any material provision by the other party if the breaching party has not cured such breach within 30 days of written notice thereof.

Under the terms of the Distribution Agreement, the Company will be deemed to have accepted without reservation, all Conserver 21(TM) products delivered by Agrotech, unless claims for alleged shortages or defects are made in writing by the Company and delivered to Agrotech as soon as discovered, and in any event not later than 15 days in the case of shortages, and 30 days in the case of defects, after the date of delivery to the Company.

         The Distribution Agreement requires the Company to purchase a minimum of $2,000,000 of Conserver 21(TM) products by April 1998 (the "Initial Volume Commitment") and thereafter to continue to meet mutually agreed upon minimum annual purchase goals. The purchase by the Company of the Conserver 21(TM) packets and filters from Agrotech is at a fixed per-unit price. The Company is also required to pay Agrotech a 4% royalty on net revenues derived from the Company's sales of Conserver 21(TM). Should the Company fail to meet the minimum annual volume commitments established for any period, Agrotech may sell Conserver 21(TM) to other customers in the United States and Canada after 90 days' written notice to the Company.

         The Distribution Agreement requires the Company to make loans to Agrotech of up to $1,500,000 for the enhancement of Agrotech's manufacturing capacity. Interest for the loan would be based on the one-year interest rate for Spanish Pesetas published in the Financial Times on the nearest business day following each anniversary date of the Distribution Agreement. Under the terms of the Distribution Agreement, the first $1,000,000 of such loan is repayable over a three-year period as an offset against Conserver 21(TM) purchases by the Company in excess of $2,000,000 annually and the balance of any such loan is payable out of royalties which may be due Agrotech from such sales over a three- to four-year period. The Company has advanced Agrotech $1,000,000 (the "Agrotech Loan") under the terms of the Distribution Agreement.

         Due to the current uncertainty as to the outcome of the renegotiation of the Distribution Agreement with Agrotech and recent limitations with Agrotech's current packaging of the Conserver 21(TM) product, management of the Company believes that exceeding the Initial Volume Commitment necessary to offset the Company's purchases from Agrotech against the Agrotech Loan is remote. Accordingly, the Company has established a reserve equal to the Agrotech Loan. Under the terms of the Distribution Agreement, the Company may be obligated to extend an additional loan of $500,000 to Agrotech. Due to the current renegotiations, the Company cannot determine at the present time whether any additional loans, under the terms of the Distribution Agreement, will be made or whether any offsets under the Distribution Agreement will be available.

         Potential International Markets. As part of the Company's effort to exploit international markets, it is developing strategic alliances primarily to market and distribute Conserver 21(TM) outside the United States.

         The Company has commenced market and product testing of Conserver 21(TM) in Canada. The Company has reached an agreement in principle with Thomas Smyth and Robert D. Morrison to form a Canadian joint venture to market Conserver 21(TM) in Canada, whereby the Company would hold a 51% interest. The Company intends to grant the Canadian joint venture a license to market, sell and otherwise commercially exploit Conserver 21(TM) in Canada and in the states of Washington and Alaska. The Company has begun its initial market and product testing in Canada.

         As of August 20, 1997, the Company entered into a memorandum of understanding with an individual to develop a joint venture to sell Conserver 21(TM) products in Israel, pursuant to which the Company would hold a 50% interest in the joint venture. The Company is also in preliminary discussions with a Japanese entity regarding a distribution arrangement in Japan. The foregoing arrangements represent agreements in principle and are not binding. There can be no assurance that the Company will successfully negotiate definitive agreements relating to any joint ventures, or if definitive agreements are executed, whether the Company's joint venture partners will be successful in distributing the Conserver 21(TM) product in each of their respective markets.


                      MATTERS SUBMITTED TO STOCKHOLDERS

                                 PROPOSAL ONE

       THE PROPOSAL RELATING TO THE COMPANY ENTERING INTO THE NEW LINE
         OF BUSINESS INCLUDING THE NEW BUSINESS OPPORTUNITIES AND THE
              ISSUANCE OF UP TO 5,500,000 SHARES OF COMMON STOCK
                            (Item 1 on Proxy Card)

INTRODUCTION TO THE NEW BUSINESS OPPORTUNITIES

         In early July, 1997 Mr. Brian Bryce, a director of the Company and a former Vice Chairman of Hyatt International Corporation, was personally approached by representatives of Sakhalin General Trading and Investments Limited ("SGTI") and was presented with an opportunity to participate in a project in the hotel and casino business. Mr. Bryce then discussed this opportunity with Mr. James Stanton and Mr. Jay Haft, both directors of the Company. They each agreed that, as directors of the Company, this opportunity should first be offered to the Company and met with Mr. Charles H. Stein, the President of the Company and began to discuss and consider the development of diversified lines of business in order to better position the Company's long term growth potential. On or about July 25, 1997, Messrs. Bryce, Haft and Stanton presented to Mr. Stein a proposal regarding a hotel and casino project on Sakhalin Island, the Russian Federation, which is located 20 minutes by air from Saporro (the "Sakhalin Project").

         In late July, 1997 Messrs. Bryce, Stanton and Stein met with representatives of SGTI, the enterprise which secured certain rights to such opportunity and explored further aspects of the hotel/casino project. After these meetings, Messrs. Stanton, Haft, Bryce and Stein unanimously concluded that the Sakhalin Project offered opportunities and that the project may be of interest to the Company and should be further pursued. The remaining members of the Board of Directors were then immediately contacted to discuss entering into this new line of business. The Board thereupon began analyzing the feasibility and advisability of entering into the Sakhalin Project, as part of establishing a new line of business in the hotel and casino industry in addition to continuing to develop the Company's principal line of business involving the Conserver 21(TM)product. During this process, the Company's Board considered a variety of factors, including but not limited to: the potential long term benefits to the Company; the potential increased return to the stockholders of the Company; the potential risks and costs involved in establishing this new line of business, including the effects upon the principal business of the Company and the absence of a management team experienced in the hotel and casino business; the potential business risks associated with operations outside the United States in developing countries; the potential volatility in the price of the Company's Common Stock given the possible diversification into a new line of business different than its principal line of business; the risk factors inherent in conducting operations in developing countries and entering into the hotel and casino industry, as well as various other business, legal, accounting and tax issues relating to the creation, implementation and operation of a new line of business. The Board of Directors concluded that the potential benefits of this new line of business outweighed the potential risks and that it was in the best interest of the Company and the Company's stockholders to enter into the New Line of Business and to pursue certain specific projects as more fully described herein, subject to stockholder approval. In early August, each of the Board members unanimously approved the proposal relating to the Company entering into this new line of business and to pursue the Sakhalin Project and shortly thereafter, the Company took the necessary steps to more fully explore the Sakhalin Project as more fully described herein. On August 12, 1997, the Company thereafter entered into an agreement with SGTI to secure certain rights with respect to the Sakhalin Project.

THE NEW BUSINESS OPPORTUNITIES

         Subsequent to the Company's fiscal year end, the Company announced in August 1997 that it was considering diversifying beyond its sole line of business of marketing, distributing and otherwise commercially exploiting Conserver 21(TM) (the "Principal Line of Business") and was exploring a possible new line of business in the hotel and casino industry (the "New Line of Business"). In connection with the New Line of Business, and subject to the receipt of requisite approval by the Company's stockholders, the Company has (i) entered into an agreement to acquire certain rights to develop a hotel and casino project in Yuzhno-Sakhalinsk on the Sakhalin Island of the Russian Federation (the "Sakhalin Project"), located 20 minutes by air from Sapporo, Japan, (ii) entered into an agreement with Dato David Chiu to provide certain development services with respect to the Sakhalin Project, (iii) reached an agreement to manage certain hotels of Dorsett Hotels and Resorts International, including hotels presently operating or being developed in the United States, Bali, Australia, Canada, Cambodia, Malaysia and Thailand, and (iv) entered into several other related agreements, including the Surinam Project, as hereinafter defined (collectively, the "New Business Opportunities"). The foregoing agreements (other than the agreement relating to the Surinam Project), if approved by the Company's stockholders, would obligate the Company to pay $6.75 million and provide for the issuance by the Company, under certain circumstances and subject to the completion of certain terms and obligations thereunder, of up to 5,500,000 million shares of Common Stock and options to purchase 600,000 shares of Common Stock. In connection with the Company seeking New Business Opportunities, the Company entered into an agreement in principle, as of October 3, 1997, with Parbhoe Handelmij NV, a Surinamese limited liability company, to create a joint venture company to develop a casino project (the "Surinam Project") in Paramaribo, the capital city of Surinam (the former Dutch Guyana). Pursuant to the agreement, the joint venture company will also enter into an operating agreement with the Company to manage the casino. If the Surinam Project is developed as contemplated, the Company, subject to stockholder approval, is expected to provide the joint venture company with approximately $3,000,000 in initial capital.

         In addition to the direct issuance of shares of the Company's Common Stock in connection with the proposed transactions, the Company anticipates funding the cash portion of the initial capital required for the proposed New Line of Business and New Business Opportunities with the proceeds from the sale of additional Common Stock and/or other securities of the Company in private offerings. Both the proposed New Line of Business and New Business Opportunities are subject to receipt of requisite stockholder approval.


                               Sakhalin Project

Sakhalin Agreement

         In connection with the Sakhalin Project, the Company entered into an agreement dated as of August 12, 1997, and amended September 9, 1997 (as amended, the "Sakhalin Agreement"), subject to receipt of requisite approval by the Company's stockholders, with Sakhalin Trading and Investments Limited ("SGTI") and Sovereign Gaming and Leisure Limited ("Sovereign"), each a limited liability company organized under the laws of Cyprus, pursuant to which the Company would acquire: (i) all of the share capital of SGTI, which includes (a) all of SGTI's rights and interest in a project to develop the Sakhalin Project, and (b) SGTI's ownership interest in 50% of the shares of Sakhalin City Centre Limited ("SCC"), a closed joint stock company incorporated under the laws of the Russian Federation, which, in turn, holds certain rights, including a guarantee by the city of Yuzhno-Sakhalinsk to issue a gaming license to SCC and (ii) all rights and interest to or in the Sakhalin Project held by Sovereign, including certain operating and project management agreements with respect to the Project (collectively, the "Shares and Rights").

         In consideration of the Shares and Rights, the Company is required under the terms of the Sakhalin Agreement, as amended, to pay to SGTI and its stockholders (i) an initial payment of $500,000, (ii) $1,000,000 payable by October 15, 1997, (iii) $1,500,000 payable by October 31, 1997 and (iv) an aggregate of 1,538,462 shares of the Company's Common Stock (valued for the purpose of the Sakhalin Agreement at an aggregate of $10,000,000 or $6.50 per share) (collectively, the "Purchase Price"). The Company's Common Stock was trading at $6.125 per share on the date of execution of the Sakhalin Agreement. In connection with the $1,000,000 payment due October 15, 1997 and the $1,500,000 payment due October 31, 1997, the Company delivered an additional $250,000 due under the Sakhalin Agreement on October 16, 1997. As of the date hereof, the Company, has paid to SGTI $750,000 with respect to its obligations under the Sakhalin Agreement. As to the $2,225,000 balance due by the Company under the Sakhalin Agreement, the Company, SGTI and Messrs. William Stephan Cairns and John Byrne Horgan, as directors of SGTI, agreed pursuant to the terms of a Stock Purchase Agreement, dated as of October 24, 1997, that the Company would pay the $2,500,000 balance of the Purchase Price due under the Sakhalin Agreement, on or about October 31, 1997, or as soon as practicable thereafter.

         Upon completion of the Company's due diligence, should the Company conclude for any reason that it does not wish to proceed with the Sakhalin Project (including the failure of the stockholders of the Company to approve the New Line of Business) and the transactions contemplated under the Sakhalin Agreement, the Company has the right to convert any cash portion of the Purchase Price then delivered to SGTI into shares of SGTI at a conversion rate of one ordinary share of SGTI for each $30.00 so delivered (SGTI currently has 230,000 shares outstanding). An investment in SGTI will likely be illiquid and there can be no assurance that the Company will recoup any cash paid under the Sakhalin Agreement. The Sakhalin Agreement further provides that, upon request of the Company, Sovereign agrees to become project manager during the construction phase of the Sakhalin Project, subject to agreement on reasonable compensation for such services, which shall not exceed 5% of the construction cost of the Sakhalin Project or $5,000,000, whichever is less.

         In connection with the execution of the Sakhalin Agreement and with the Company's approval, SGTI acquired an additional 15% of the share capital of SCC from certain shareholders resulting in SGTI owning 65% of the share capital of SCC. As a result of the acquisition of the additional 15% of the share capital of SCC, the Purchase Price payable by the Company for the shares of SGTI under the Sakhalin Agreement will increase by 461,538 shares of the Company's Common Stock. With respect to the Sakhalin Agreement the aggregate total consideration for the Shares and Rights payable by the Company to SGTI and its shareholders will be $3,000,000 and 2,000,000 shares of the Company's Common Stock. Furthermore, it is the Company's understanding that the $3,000,000 cash portion of the Purchase Price will be used by SGTI as a loan to SCC (in which SGTI holds a 65% interest) for the initial development and costs for the Sakhalin Project.

         As noted above, the Company, SGTI, and William Stephen Cairns and John Byrne Horgan, as directors of SGTI, have agreed pursuant to a Stock Purchase Agreement dated as of October 24, 1997 (the "Stock Purchase Agreement"), to pay to SGTI the remaining $2,500,000 of the Purchase Price under the Sakhalin Agreement, on or about October 31, 1997, or as soon as practicable thereafter, and, subject to approval of a majority of the Company's stockholders, to transfer all of the capital stock of SGTI and SGTI's rights in the Sakhalin Project to the Company and to issue 2,000,000 shares of Common Stock of the Company to certain stockholders of SGTI and certain entities having an interest in SGTI. Pursuant to the terms of the Stock Purchase Agreement, the Company's obligation to purchase all of the shares of SGTI is subject to certain conditions including, obtaining the requisite approval of the Company's stockholders, customary representations and warranties with respect to SGTI and SCC being true and correct on the date of the purchase of the shares of SGTI, the valid assignment to the Company of all of Sovereign's rights under each of the Project Mangement Agreement and Operational Management Agreement (as hereinafter defined), and the receipt of all required consents and approvals.

Terms of Sakhalin Project

         On June 3, 1996, SCC entered into a lease agreement (the "Lease") with the city of Yuzhno-Sakhalinsk (the "City") pursuant to which SCC acquired the rights to lease for the Sakhalin Project, land comprising of approximately 39,418 square meters in the center of the City (the "Site") for an effective three year term, with an automatic right to have a further lease for another term of 49 years at a rental rate equal to zero, with an additional automatic right for another 49 year term, or such longer period as may at that time be permitted under the laws of the Russian Federation. Pursuant to the terms of the Lease, SCC was granted free right of way for access to and egress from the Site over all roads and ways over land owned by the City and right to free use of pipes, wires, cables, conduits, watercourses, drains, sewers and any other apparatus or means of passing or conducting sewage, water, gas, electricity, telecommunications and data processing. SCC was further granted a right to enter onto any adjoining lands of the City to install, construct and erect any requisite infrastructure including roads, pipes and sewers. The Lease further provides that SCC shall have the right to acquire the freehold of the Site at any time during the term of the Lease, if permitted under the then applicable laws of the Russian Federation. SCC is obligated to pay all applicable rates, taxes, duties, charges and assessments and pay all charges for the supply to and consumption at the Site of water, gas, electric and all charges for telecommunications. The Lease also has a termination provision which states that if the Lease is terminated prior to expiration, such termination shall not take effect until the City has paid to SCC a sum equivalent to the then value of SCC's investment arising through its obligations under the Lease (including the value of all structures, buildings and immovable objects erected or placed in, on or under the Site) and all economic loss suffered or anticipated by SCC arising out of the termination, including the loss of opportunity and anticipated profits for the remainder of the Lease term.

         On March 12, 1996, the City of Yuzhno-Sakhalinsk provided SCC with a written guarantee that a long-term gaming license would be granted for a three-year period, subject to extension periods coterminous with the lease agreement between SCC and the City. On March 19, 1997, the Mayor of the City confirmed the guarantee and approval of the granting of the long-term gaming license for three years, plus 49 years plus a further 49 years. In addition, the City has agreed (i) not to permit any third person to operate a casino within the City's jurisdiction, except those existing in December 1994, (ii) not to permit the three existing casinos to expand and extend the range of their operations without the written approval of SCC, and (iii) to close down any casino that expands or extends its operations without SCC's approval.

         On March 25, 1996, a decree from the Mayor of the City provided for certain tax relief to enterprises in the gambling business, provided that such enterprises invest at least US$75 million in fixed assets. This decree was further confirmed on September 25, 1997 by the First City Duma of Yuzhno-Sakhalinsk. Without the tax relief, gaming enterprises are subject to a gaming tax equal to 90% of revenues from gaming operations. Notwithstanding that the Sakhalin Project may qualify for an exemption from the gaming tax, it will still be subject to corporate income taxes (currently equal to 32% of net income as defined under Russian tax law), social security taxes (currently equal to 38% of gross wages paid) and value added taxes (VAT, currently levied at the rate of 20% of the selling price of goods or services), and other minor taxes.

         On August 30, 1996, the Governor of the Sakhalin Oblast granted to SCC the approval and authorization for the erection by SCC of a tourist terminal at the Sakhalin Airport for its sole use. A further authorization for the tourist terminal was confirmed by the Mayor of the City.

         On August 30, 1996, the Governor of the Sakhalin Oblast confirmed the full government support of SCC's application proposal for the issuance of short-term visas for visitors and tourists to the Sakhalin Project. A further confirmation for the full support of SCC's application proposal for the issuance of short-term visas was confirmed by the Mayor of the City.

         The hotel/casino would be permitted to accept US dollars with no foreign exchange controls imposed with respect to foreign currency. A ski facility, located 1,000 feet from the Site, which was previously used by the Russian Olympic Ski Team, may be made available for future private development. Clearance of the Sakhalin Project site commenced in October 1997, and it is anticipated that construction of the Sakhalin Project will commence in March 1998,S with the complex scheduled to open in late 1998.

         On December 18, 1994, SCC and Sovereign entered into an agreement (the "Project Management Agreement") pursuant to which Sovereign is to act as project manager to manage and coordinate the development and construction of the Sakhalin Project. Pursuant to the agreement, SCC shall pay to Sovereign a fee equal to 5% of the estimated costs of the development and construction of the Sakhalin Project as compensation for general office and overhead (the "Overhead Fee"). In addition, Sovereign shall receive 5% of the sum of the aggregate costs of the development and construction of the Sakhalin Project and the amount of compensation for overhead (the "Management Supervisory Fee"). The Management supervisory fee shall be payable monthly commencing on the commencing on the day on which the timetable for constructing the Sakhalin Project commences. In the event the Agreement is terminated for any reason, SCC shall be required to pay to Sovereign the Overhead Fee. In addition, upon termination of the Agreement, SCC shall be obligated to pay Sovereign an amount equal to one-half of the unpaid balance of the Management Supervising Fee. The parties further agreed that Sovereign will be paid on similar terms for any project management services provided for SCC with respect to future development projects relating to the Sakhalin Project. Subject to the approval of the Company's stockholders of the proposal for the Company entering the New Line of Business, Sovereign has agreed, under the Sakhalin Agreement, to assign all of its rights and interests under the Project Management Agreement to the Company.

         On December 18, 1994, SCC and Sovereign entered into an agreement (the "Operation Management Agreement") pursuant to which Sovereign is to act as the operator and manager of the Sakhalin Project for a period of 15 years from the date of the opening of the Sakhalin Project, with a further 15 year extension in the sole discretion of Sovereign upon the same terms and conditions described herein. In accordance with the terms of the Operation Management Agreement, Sovereign shall be entitled to a fee equal to $250,000 in connection with providing technical assistance services during the period prior to the opening of the Sakhalin Project. In addition, Sovereign shall be entitled to annual management fees equal to 2% of Gross Revenues (the "Minimum Management Fee") plus 5% of Gross Income (less the Minimum Management Fee and other fixed costs). Subject to the approval of the Company's stockholders of the proposal for the Company entering the New Line of Business, Sovereign has agreed, under the Sakhalin Agreement, to assign all of its rights and interests under the Operation Management Agreement to the Company.

Development Services Agreement

         On October 2, 1997, the Company entered into an agreement (the "Development Services Agreement") with Dato David Chiu ("Chiu"), pursuant to which the Company, subject to approval by its stockholders and subject to the Company acquiring all of the shares of SGTI (which would result in the Company owning 65% of the share capital of SCC), would, as described below transfer, to Chiu 38.46% of the share capital of SGTI and would issue to Chiu one share of convertible junior preferred stock (the "Convertible Preferred Stock Share") which would convert, under specified conditions and certain circumstances, into 1,500,000 shares of Common Stock of the Company. The Development Services Agreement provides that Chiu will provide certain development services to the Company in connection with the Sakhalin Project, including using his best efforts to procure or secure the necessary debt financing and guarantees (on behalf of the Company and its subsidiaries and affiliates) for the complete turnkey construction of the Sakhalin Project which financing is to be on mutually acceptable terms. Construction of the Sakhalin Project is currently estimated at US$100 million. The shares of Common Stock underlying the Convertible Preferred Stock Share and the shares of SGTI to be issued to Chiu in consideration for his services will be issued on the date of mutual execution by the Company or its nominated affiliate of a legally enforceable and binding agreement from a lender, the terms of which are acceptable to the Company, SGTI and SCC, to provide the financing. In the event Chiu is unable to procure or secure the necessary financing and guarantees acceptable to the Company in accordance with the Development Services Agreement, the Convertible Preferred Stock Share issued to Mr. Chiu would not convert into 1,500,000 shares of Common Stock of the Company. If the financing is not realized as contemplated pursuant to the Development Services Agreement, the Company and the other investors in the Sakhalin Project would be required to obtain additional financing on behalf of SCC from a variety of sources, including borrowings under bank credit facilities, sales of securities and placement of term debt, to construct the hotel and casino. There can be no assurance that such additional financing would be available on terms satisfactory to the Company.

         Chiu has also agreed that he shall not for a period of three years from the date of issuance or transfer, as applicable, of the Convertible Preferred Stock Share (and the underlying Common Stock) received under the Development Services Agreement, voluntarily or involuntarily, directly or indirectly, sell, contract to sell, grant a right to purchase, exchange, mortgage, pledge, hypothecate, give, bequeath, transfer, assign, encumber, alienate or in any other way whatsoever dispose of (hereinafter collectively called "transfer") any of such shares, including any options and warrants with respect to such shares, received by way of dividend or upon an increase, reduction, substitution or reclassification or combination of stock of the Company or upon any reorganization of the Company, as applicable.

         Notwithstanding any of the foregoing, Chiu may transfer such shares to any affiliate, subject to the Company's consent, which consent shall not be unreasonably withheld. Chiu also agreed, until three years from the issuance date of the shares to give the Company an irrevocable proxy, with full power of substitution, to vote on all matters as the Company deems appropriate, with respect to the shares at all meetings of the stockholders of the Company and by means of any written consent of stockholders with respect to all matters. The Company has designated Charles H. Stein, the Chairman, President and Chief Executive Officer of the Company as the authorized person to exercise the aforementioned voting rights on behalf of the Company, until such time as the Mr. Stein is incapacitated to act.

         Furthermore, the Development Services Agreement provides that, in the event that Chiu wishes to sell all or any part of the shares after the three year period described above, the Company shall have the first option to purchase all or any part of the shares from Chiu. Chiu agreed to give the Company written notice thereof of its intent to sell any or all of the shares. The Company has a right to purchase said shares at a price equal to the (i) closing price per share as reported on the Nasdaq (as reported in The Wall Street Journal) on the date written notice is given to the Company or (ii) the price offered to Chiu by an unaffiliated third party (not a competitor of the Company) in an irrevocable and unconditional bona fide written offer (the "Bona Fide Offer"), as applicable. The Company has the right to purchase all or a portion of the shares by giving Chiu written notice no later than 10 business days after written notice is provided to the Company. In the event that the Company fails to exercise its option, Chiu has the right to sell the shares to such third party at the price offered to the Company without any further obligations to sell the shares to the Company. If, however, any or all of the shares are not sold pursuant to the Bona Fide Offer within 30 days from the receipt by the Company of Chiu's notice of intent to sell, the unsold shares shall remain subject to the terms of the Development Services Agreement.

         In addition, there can be no assurance that the Company will not be required to issue additional securities of the Company in connection with the financing of the construction of the Sahkalin Project.

Consummation of Sakhalin Agreement and Development Services Agreement

         Assuming consummation of each of the transactions contemplated above, the Company and Chiu would own through their respective shares in SGTI, a 40% and 25% interest in SCC, respectively, and the remaining 35% of the interests would continue to be held 20% by the City of Yuzhno-Sakhalinsk and 15% by the Sakhalin Oblast (the regional government).

Proposed Pledge Agreement

         Brian J. Bryce, Jay M. Haft and James V. Stanton, directors of the Company and Jasmine Trustees Ltd., a trust for the benefit of Mr. Bryce and his children, have agreed to enter into a pledge agreement (the "Proposed Pledge Agreement") with the Company in connection with the transactions contemplated by the Sakhalin Agreement. This matter was approved by the Board of Directors at its meeting held on September 10, 1997. In November 1997, it was agreed that the Proposed Pledge Agreement will provide that in the event the proposal relating to the New Line of Business is not approved by the stockholders of the Company at the Meeting, Messrs. Bryce, Haft and Stanton would collectively reimburse the Company for up to $750,000 in costs and expenses incurred by the Company relating to the Sakhalin Project. As presently contemplated, these obligations would be secured by an aggregate of 150,000 shares of Common Stock of the Company owned, either directly or beneficially, by such directors.

Sakhalin Casino Consulting Agreement

         Effective as of August 14, 1997, the Company entered into an agreement (the "Casino Consulting Agreement"), subject to the receipt of the requisite approval from the Company's stockholders (the date of such approval being the "Commencement Date"), with Star Casinos Limited, a limited liability company organized under the laws of Cyprus (the "Consultant"), whereby the Consultant has agreed to provide consulting and technical services to the Company and any affiliated entities for a period of two years from the Commencement Date with respect to the development and ongoing operations of the Sakhalin Project casino. Under the terms of the Casino Consulting Agreement, the Consultant has agreed to make available the services of David Hartley ("Hartley"). As of the Commencement Date, the Consultant will receive (i) a fee of $21,000 per month plus reimbursement of reasonable expenses for the term of the agreement, adjusted pro rata for any partial month of service and (ii) options to purchase 100,000 shares of the Company's Common Stock, at $6.50 per share, with 50% of the options becoming exercisable on each of the first and second anniversary dates of the Commencement Date and expiring on the third anniversary date. At the end of the term of the agreement, provided that the Consultant is not in breach of the Casino Consulting Agreement, the Consultant will also be entitled to receive a $250,000 bonus. From the period between October 1, 1997 through the Commencement Date, the Consultant will be paid by the Company a fee of $21,000 a month, adjusted pro rata for any partial month of service, plus reimbursement of reasonable expenses. The Company may terminate the Casino Consulting Agreement for "cause," which includes (i) a material breach of the agreement, (ii) the unavailability of Hartley, (iii) material misconduct injurious to the Company by the Consultant or Hartley or (iv) the conviction of an act of fraud or conviction of a crime by the Consultant or Hartley. The agreement also binds the Consultant and Hartley to a two year non-compete, non-solicitation provision.


HOTEL MANAGEMENT SERVICES

On October 2, 1997, the Company entered an agreement (the "Hotel Management Agreement") with Dorsett Hotels and Resorts International, Ltd. ("Dorsett"), a company controlled 100% by Dato David Chiu, pursuant to which the Company, directly or through a subsidiary, would act as exclusive operator and manager of certain hotels owned by Dorsett. In consideration for Dorsett entering into the Hotel Management Agreement, the Company, subject to requisite approval of the

Company's stockholders, would (i) issue to Dorsett up to an aggregate 2,000,000 shares of Conserver Common Stock, upon specified conditions being satisfied, and
(ii) pay Dorsett $3,000,000. The Hotel Management Agreement provides for twenty year exclusive operating agreements (which have not yet been executed) with respect to the management of the Dallas Grand Hotel, Dallas, Texas, Dorsett Regency Bali, Indonesia, and Rockman's Regency Melbourne, Australia, as well as operating agreements on substantially similar terms for five other hotels scheduled to open within the next two years.

         The Company, pursuant to the terms of an operating agreement for each hotel managed, would be entitled to management fees equal to three percent of gross revenues plus ten percent of gross operating profits. In addition, the Company will receive service fees equal to four percent of gross revenues for marketing, promotion and advertising expenses as well as an additional one-half of one percent of gross revenues for training costs which will be used in turn to fund such expenses. Each operating agreement would further provide that in the event Dorsett terminates the operating agreement for any reason other than for a material breach by the Company, the Company would be entitled to a termination fee. The termination fee shall be calculated based on the formula which is the remaining number of years under the Agreement multiplied by a factor which is: (i) in the event of a termination during the first five years of the Agreement, the factor shall be the sum of the actual fees paid or payable to the Company based on revenues generated to date plus fees payable to the Company based on projected revenues for the rest of the year, (ii) in the event of a termination after the first five years, the factor shall be the average of the fees paid or payable to the Company for the preceding two years, or (iii) in the event of a termination after the first ten years, the factor shall be the average of the fees paid or payable to the Company for the preceding three years. If the Hotel Management Agreement is consummated, subject to requisite stockholder approval, the Company plans to add a management team with experience with major international hotel chains in the operation and management of hotels and leisure time activities worldwide.

         Dorsett agreed that it shall not for a period of three years from the date of issuance or transfer, as applicable, of the shares received under the Hotel Management Agreement, voluntarily or involuntarily, directly or indirectly, sell, contract to sell, grant a right to purchase, exchange, mortgage, pledge, hypothecate, give, bequeath, transfer, assign, encumber, alienate or in any other way whatsoever dispose of (hereinafter collectively called "transfer") any of such shares, including any options and warrants with respect to such shares, received by way of dividend or upon an increase, reduction, substitution or reclassification or combination of stock of the Company or upon any reorganization of the Company, as applicable. Notwithstanding any of the foregoing, Dorsett may transfer the shares to any subsidiary or affiliate of Dorsett, subject to the Company's consent, which consent shall not be unreasonably withheld. Dorsett also agreed, until three years from the issuance date of the shares, to give the Company an irrevocable proxy, with full power of substitution, to vote on all matters as the Company deems appropriate, with respect to the shares at all meetings of the stockholders of the Company and by means of any written consent of stockholders with respect to all matters. The Company has designated Charles H. Stein, the Chairman, President and Chief Executive Officer of the Company as the authorized person to exercise the aforementioned voting rights on behalf of the Company, until such time as Mr. Stein is incapacitated to act. Furthermore, the Hotel Management Agreement provides that, in the event that Dorsett wishes to sell all or any part of the shares after the three year period described above, the Company shall have the first option to purchase all or any part of the shares from Dorsett. Dorsett agreed to give the Company written notice thereof of its intent to sell any or all of the shares.

         The Company has a right to purchase said shares at a price equal to the
(i) closing price per share as reported on the Nasdaq (as reported in The Wall Street Journal) on the date written notice is given to the Company or (ii) the price offered to Dorsett by an unaffiliated third party (not a competitor of the Company) in an irrevocable and unconditional bona fide written offer (the "Bona Fide Offer"), as applicable. The Company has the right to purchase all or a portion of the shares by giving Dorsett written notice no later than 10 business days after written notice is provided to the Company. In the event that the Company fails to exercise its option, Dorsett has the right to sell the shares to such third party at the price offered to the Company without any further obligations to sell the shares to the Company. If, however, any or all of the shares are not sold pursuant to the Bona Fide Offer within 30 days from the receipt by the Company of Dorsett's notice of intent to sell, the unsold shares shall remain subject to the terms of the Hotel Management Agreement.

         Other. In connection with the Company entering into the New Line of Business, the Board of Directors has adopted resolutions to issue to Brian J. Bryce and Jay M. Haft, respectively, options to purchase 300,000 and 200,000 shares of Common Stock at an exercise price equal to $6.125 per share. The issuance of the options to Messrs. Bryce and Haft, who are directors of the Company, is subject to receipt of requisite shareholders' approval for the Company to enter into the New Line of Business and the New Business Opportunities.


OTHER RELATED PROJECTS

Surinam Casino Project

         As of October 3, 1997, the Company entered into an agreement in principle with Parbhoe Handelmij NV, a Surinamese limited liability, to create a joint venture company to develop a casino project (the "Surinam Project") in Paramaribo, the capital city of Surinam (the former Dutch Guyana). Pursuant to the agreement, the joint venture company will also enter into an operating agreement with the Company to manage the casino. There can be no assurance that the casino in Paramaribo will be developed or, if developed, will be profitable for the Company. If the Surinam Project is developed as contemplated, the Company, subject to stockholder approval, is expected to provide the joint venture company with approximately $3,000,000 in initial capital.

GENERAL

         The transactions contemplated under the Sakhalin Agreement, the Development Services Agreement, the Hotel Management Agreement, the Casino Consulting Agreement and the Stock Purchase Agreement are subject to several conditions precedent, including but not limited to, satisfactory results from the Company's due diligence investigation, obtaining certain local governmental concessions and incentives for the Sakhalin Project. There can be no assurance that all of these conditions precedent will be met and that any of the aforementioned transactions will be consummated by the Company or, if consummated, be profitable.

         With regard to the New Line of Business and the New Business Opportunities, there is no guarantee that the Company will receive the requisite approval of its stockholders, or if approved, whether the Company can successfully implement its business plan or operate profitably. The Company's stockholders will experience significant dilution in their percentage ownership interest in the Company upon the issuance of the shares of Common Stock as contemplated under the agreements related to the New Line of Business and the New Business Opportunities.

FINANCING THE NEW BUSINESS OPPORTUNITIES; THE ISSUANCE OF 5,500,000 SHARES OF COMMON STOCK

         In the event the Company proceeds with its New Line of Business and the New Business Opportunities, the Company would be obligated to pay an aggregate of approximately $6.75 million under the Sakhalin Agreement, the Hotel Management Agreement, the Development Services Agreement and the Casino Consulting Agreement. In addition, under such agreements the Company would be required to issue, under certain circumstances and subject to the completion of certain terms and obligations thereunder, up to 5,500,000 shares of Common Stock and options to purchase 600,000 shares of Common Stock. The Company's stockholders will experience significant dilution in their percentage ownership interest in the Company upon the issuance of the shares of Common Stock as contemplated under the agreements related to the New Line of Business and the New Business opportunities. See "RISK FACTORS" - Immediate Substantial Dilution.

         In the event the Company proceeds with its New Line of Business and the New Business Opportunities, the Company would not utilize current cash reserves which will be used for its Principal Line of Business. In addition to the direct issuance of shares of the Company's Common Stock in connection with the proposal relating to the New Line of Business, the Company intends to fund the cash portion of the initial capital required for the proposed New Line of Business and New Business Opportunities with the proceeds from the private sale of additional Common Stock and/or other securities of the Company. Issuances of securities would be dilutive to stockholders and any other types of financing would likely constrain the Company's financial and operating flexibility.

         In the event the Company issues 5,500,000 shares of Common Stock of the Company in connection with the New Business Opportunities, Dato David Chiu will own directly 1,500,000 shares of Common Stock pursuant to the terms of the Development Services Agreement and indirectly through its ownership interest in Dorsett, 2,000,000 shares of Common Stock pursuant to the terms of the Management Agreement, or an aggregate of 3,500,000 shares of Common Stock of the Company. If the shareholders approve the proposal with respect to the Company entering into the New Line of Business, assuming shares outstanding as of the Record Date and no further issuances of Common Stock or the exercise of existing options or warrants to purchase shares of Common Stock of the Company or options to be granted in connection with the New Line of Business, Chiu will own directly or indirectly, 28.5% of the Common Stock of the Company.

         In the event the Company's plans change, its assumptions prove to be inaccurate or its available cash reserves together with the privately raised funds prove to be insufficient to fund its operations (as a result of future changes in the industry, general economic conditions, unanticipated increases in expenses or other factors), the Company may be required to seek additional financing. Any additional equity financing may be dilutive to stockholders and debt financing, if available, will likely include restrictive covenants, including financial maintenance covenants restricting the Company's ability to incur additional indebtedness and to pay dividends. Except as disclosed herein with respect to the New Line of Business and the New Business Opportunities, the Company has no current arrangement with respect to, or sources of, additional financing and there can be no assurance that any needed financing would be available to the Company on acceptable terms, or at all. The Company's ability to obtain additional financing will depend upon, among other things, the willingness of financial organizations to participate in the funding and the Company's financial condition and results of operations.

         The Company's future performance will be subject to a number of business and other factors, including the successful renegotiation of the Distribution Agreement and many factors beyond the Company's control, such as economic downturns and changes in the marketplace, as well as the level of competition and the ability of the Company to successfully implement its business strategy and effectively monitor and control its costs. There can be no assurance that the Company will be able to generate significant revenues or achieve profitable operations.

         In connection with the Company entering into the New Line of Business and the New Business Opportunities the Company has provided for the issuance of options to purchase 600,000 shares of Common Stock. The Board of Directors has adopted resolutions to issue to Brian J. Bryce and Jay M. Haft, respectively, options to purchase 300,000 and 200,000 shares of Common Stock at an exercise price equal to $6.125 per share. The issuance of the options to Messrs. Bryce and Haft, who are directors of the Company, is subject to receipt of requisite shareholders' approval for the Company to enter into the New Line of Business and to the New Business Opportunities. Additionally, pursuant to the terms of the Casino Consulting Agreement, Star Casinos Limited will receive, subject to receipt of requisite approval from the Company's stockholders, options to purchase 100,000 shares of the Company's Common Stock, at $6.50 per share.

         In connection with the transactions contemplated by the Sakhalin Agreement, Brian J. Bryce, Jay M. Haft and James V. Stanton, directors of the Company, and Jasmine Trustees Ltd., a trust for the benefit of Mr. Bryce and his family have agreed to enter into a pledge agreement with the Company that in the event Proposal One relating to the New Line of Business and New Business Opportunities is not approved by the stockholders of the Company at the Meeting, Messrs. Bryce, Haft and Stanton would collectively reimburse the Company for up to $750,000 in costs and expenses incurred by the Company relating to the Sakhalin Project. As presently contemplated, these obligations would be secured by an aggregate of 150,000 shares of Common Stock of the Company owned, either directly or beneficially, by such directors. This matter was approved by the Board of Directors at its meeting held on September 10, 1997.

CONSIDERATION AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         At the meeting of the Board of Directors held on September 10, 1997, the Board determined that, based upon its deliberations, that diversifying beyond the Company's Principal Line of Business and entering into the New Line of Business and the New Business Opportunities is in the best interests of Company and its stockholders. The Board unanimously approved the New Line of Business and New Business Opportunities and called for the submission of this matter for approval by the stockholders of Company at a special meeting called for such purpose. The Board as part of its deliberations and approval of the proposal relating to Company entering into the New Line of Business and the New Business Opportunities, considered the following advantages to the Company and the Company's stockholders, subject to certain risk factors more fully discussed below.

         The Board considered certain key factors in its deliberations, including the economic benefits of the project to the Company and its shareholders, the current prospects of the casino and hotel industry the Russian government's support of the Sakhalin Project, the geographical location of the Sakhalin Project in relation to other casinos in the region, the overall economic viability of Sakhalin Island and the proposed management team for the Sakhalin Project.

         A key factor to the success of the Sakhalin Project is the Russian government's overall commitment to Sakhalin Project. Evidence of this commitment includes the favorable terms negotiated with respect to the lease of the Site, the relief granted from the gaming tax and the favorable requirements with respect to the development, construction and use of the Site. If completed, the Sakhalin Project would benefit from the various concessions and other exemptions from the applicable governmental bodies of the Russian Federation described herein above. Additionally, the City has commenced construction of an international airport and has agreed with SCC to allow SCC to establish its own terminal, which will facilitate the anticipated charter flights to Sakhalin. A ski facility located 1,000 feet from the site (previously used by the Russian Olympic Ski Team) may be made available for future private development.

         The Sakhalin Project is geographically well positioned to attract customers from several markets throughout Asia. More specifically, the site is geographically accessible to the virtually untapped target markets of Japan (with a population of over 150 million and which does not presently permit gambling), North China and Korea (which does not permit its own citizens to gamble).

         In addition, Sakhalin Island is the subject of over US$34 billion in recent investments by major oil companies for exploration and development adding to the economic viability to the region as a whole.

         The Sakhalin Project is expected to have a seasoned staff in every phase of development and operations. Pursuant to the terms of the Sakhalin Casino Consulting Agreement, the Company has engaged Mr. David Hartley of Star Casinos Limited, as consultant for the Company's casino projects and operations. Mr. Hartley has spent the past 20 years in the casino gaming industry, gaining experience with the casino industry in the emerging markets. Additional senior level executives are expected to be added to the staff of the Company who will be involved in the overall strategic development of the New Line of Business as well as the day to day management of the hotel properties, specifically the Sakhalin Project.

         The Board of Directors believes that the New Line of Business and the New Business Opportunities represent new business opportunities that have the potential to increase diversification of the Company's business and assets, accelerate asset growth, and generate additional returns to stockholders.

There can be no assurance, however, that the Company will be successful in implementing its business strategy with respect to the New Line of Business or if the New Business Opportunities are implemented and become operational, there can be no assurance that they will be profitable.


         The Board of Directors also recognized that the proposal relating to the Company entering into the New Line of Business and the New Business Opportunities bears significant risk for the Company and its stockholders. Specifically, the Board of Directors considered the numerous risks attendant to the venture, including but not limited to, the following risk factors.

                                 RISK FACTORS

         IN ADDITION TO OTHER INFORMATION IN THIS PROXY STATEMENT, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY THE HOLDERS OF SHARES OF THE COMPANY'S COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE PROPOSAL RELATING TO THE COMPANY ENTERING INTO THE NEW LINE OF BUSINESS, INCLUDING THE NEW BUSINESS OPPORTUNITIES. THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS OR STATEMENTS WHICH MAY BE DEEMED OR CONSTRUED TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996 WITH RESPECT TO THE FINANCIAL CONDITION AND BUSINESS OF THE COMPANY. THE WORDS "ANTICIPATE," "ESTIMATE," "PLAN," "INTEND," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE AND ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT ARE SUBJECT TO AMONG OTHER THINGS, THE FOLLOWING FACTORS.

Development Stage Company; No Operating Profits; Accumulated Deficit. The Company is in the development stage and its operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the need to obtain financing, lack of revenues, reliability of sources of supply and the uncertainty of market acceptance of its business. The Company has not as yet derived any revenues from operations and has incurred losses since inception. No operating revenues are anticipated until such time, if ever, as the Company can demonstrate the commercial viability of Conserver 21(TM), and until the Company's New Line of Business, if approved by its stockholders, becomes a viable operation. There can be no assurance regarding whether or when the Company will successfully implement its business plan or operate profitably. As a development stage company, the Company's activities since its inception have been primarily focused on raising both debt and equity financing (public and private), recruiting management personnel, testing, developing and exploiting Conserver 21(TM) and negotiating distribution and other arrangements. The Company has incurred losses since its inception, and, as of June 30, 1997, the Company had yet to derive any revenues from its operations. Its accumulated deficit at June 30, 1997 was

$9,949,138, which included $5,902,307 of non-cash compensation charges related to the value attributed to stock options and warrants issued by the Company.

Immediate Substantial Dilution. At September 30, 1997, the per share net tangible book value of the Common Stock was $1.11. In the event the Company proceeds with its New Line of Business, the Company would be obligated to pay an aggregate of approximately $6.75 million under the Sakhalin Agreement, the Hotel Management Agreement, the Development Services Agreement and the Casino Consulting Agreement. In addition, under such agreements the Company would be required to issue, under certain circumstances and subject to the completion of certain terms and obligations thereunder, up to 5,500,000 shares of Common Stock and options to purchase 600,000 shares of Common Stock. The Company's stockholders will experience further dilution in their percentage ownership interest in the Company upon the issuance of the shares of Common Stock as contemplated under the agreements related to the New Line of Business. After giving effect to the issuance of 5,500,000 shares of Common Stock in connection with the New Line of Business and the New Business Opportunities, assuming a per share price of $6.50, the per share net tangible book value of the Common Stock will be $3.52. As a result of the issuance of the additional 5,500,000 shares of Common Stock, investors receiving such shares will incur immediate and substantial dilution of $2.98 per share. Additional dilution to future net tangible book value per share may occur upon the issuance of additional Common Stock and/or other securities of the Company in private offerings, the exercise of currently outstanding options and warrants, and options to be issued under the Company's 1996 Stock Option Plan.

Risks Associated with Geographic Expansion and New Lines of Business. The Company, subject to the requisite stockholders approvals, intends to actively pursue a second line of business in the hospitality and gaming industries. The Company has no history of operating in the New Line of Business. The Company's operation of any of the Company's proposed projects is subject to the risks inherent in an emerging business enterprise. These include, but are not limited to, greater than normal expenses due to complications and delays frequently encountered in new businesses. The Company, either directly or through a subsidiary, plans to invest in and actively manage hotel and casino establishments and commence offering management services with respect to hotel and casino properties. This will require additional capital expenditures. Certain of the Company's management have experience in operating hotels and casinos and providing management services. However, additional senior management personnel will be required for the Company's New Line of Business. In addition, it will be required to hire and retain skilled management, marketing, customer services and other personnel; and successfully manage growth, including monitoring operations, controlling costs and maintaining effective quality and service controls. There can be no assurance that the Company will be able to do so effectively which may adversely impact the Company's existing line of business and the Company's result of operations as a whole.

Risks Inherent in International Operations. As a result of the Company's proposed expansion into the hospitality and gaming industries internationally, the Company's operations with respect to the proposed projects will be subject to greater risks inherent in international operations such as the possibility of the loss of revenue, property or equipment due to expropriation, nationalization, war, insurrection, terrorism or civil disturbance, the instability of foreign economies, currency fluctuations and devaluations, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights. The Company is subject to taxation in a number of jurisdictions, and the final determination of its tax liabilities involves the interpretation of the statutes and requirements of various domestic and foreign taxing authorities. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates and related entities are routinely examined by foreign tax authorities. There can be no assurance that any of these risks will not have an adverse effect on the Company's results of operations.

Risks Relating to the Sakhalin Project; Lack of Gaming License. Sakhalin Island, a part of the Russian Federation is subject to significant risks as compared to more developed countries, including significant legal and political risks. Fundamental political and economic changes currently occurring in the Russian Federation will continue to create instability and uncertainty in the future. There can be no assurance that changes in the political, economic, social, or other developments in the neighboring regions will not have a material adverse effect on the Sakhalin Project, including the ability to secure adequate financing or to timely develop the Sakhalin Project, establish and operate a successful operation, realize an adequate return on investment and repatriate profits, if any. Although the city of Yuzhno-Sakhalinsk and the Sakhalin Oblast have in the aggregate a 35% interest in SCC, no gaming license with respect to the Sakhalin Project has been granted to date and there can be no assurance that such gaming license will be granted.

Political and Economic Factors. The economies of certain of the regions in which the Company plans to operate, including the Russian Federation and Surinam, have been subject to many destabilizing factors, including military conflicts and tensions, civil unrest, large government deficits, low foreign exchange reserves and fluctuations in world commodity prices. In attempting to respond to these problems, many of these countries have intervened in local economies, employing among other things, fiscal, monetary and trade policies, import duties, foreign currency restrictions and controls of wages, prices and exchange rates. Moreover, many of these countries have frequently changed their policies in all these areas. There can be no assurance that the Company's planned operations will not be delayed or adversely affected by changes in such political and economic factors.

Risks of Foreign Legal System. Many foreign legal systems in countries where the Company's proposed projects will be located have legal systems which differ from the United States' legal system and may provide substantially less protection for foreign investors. The current terms of the several of the Company's proposed projects, including the Sakhalin Project, include a number of key business incentives with respect to the proposed projects by the local governments of the countries in which such projects will be located. The sophisticated legal and regulatory frameworks necessary to specifically address the issues in complicated transactions, such as the Sakhalin Project, have yet to be developed in certain of these countries, such that present legislation governing commercial relationships, ownership of property and taxation is subject to amendment and a higher degree of judicial interpretation than in more developed countries. Since there is little or no precedent with respect to the enforcement of legal rights in these developing markets, there can be no assurance that any business incentives granted with respect to any of the Company's proposed projects, including the Sakhalin Project and the Surinam Project, may continue to be available or may not be eliminated or significantly reduced based upon changes in applicable local laws and regulations, which may have an adverse effect on the proposed projects and therefore on the Company's proposed operations and its results of operations.

Business Infrastructure Issues. Many businesses in the regions in which the Company plans to operate are facing considerable changes and adjustments in work practices, after being undercapitalized for years, including lack of management with experience of operating in a market economy, lack of new technology and a sufficient capital base to develop its operations. As such, notwithstanding the Company's ability to import management, technology and the like, it is unclear what will be the overall effect on any of the Company's proposed projects.

Potential Conflicts With Other Stockholders in Project. The holders of the other interests in the Sakhalin Project are foreign enterprises and local Russian governmental entities. Similarly, the proposed joint venture partner in the Surinam Project is a foreign enterprise. There can be no assurance that the other stockholders will have similar objectives with respect to the development, growth and management of the Sakhalin Project and the Surinam Project. Furthermore, there can be no assurance that the other stockholders will not transfer their interests and that a new stockholder may have dissimilar objectives to the Company.

Restrictions and Controls on Foreign Investments and Acquisitions of Majority Interests. Foreign investment by the Company in local joint ventures or business acquisitions will be restricted or controlled to varying degrees. These restrictions or controls have or may in the future limit or preclude foreign investment in certain proposed joint ventures or business acquisitions or increase the costs and expenses of the Company in seeking to effectuate any of the Company's proposed projects. Governmental approvals will be required prior to investments by foreign persons and limit the extent of any such investment. Although with respect to the Sakhalin Project, Sakhalin Island presently allows for the free repatriation of capital and income by foreign investors, applicable governmental approvals may or in the future may be required for the repatriation of capital and income by foreign investors in certain countries where the Company's proposed projects may be located (including Surinam). There can be no assurance that such approvals will be forthcoming. There can be no assurance that additional or different restrictions or adverse policies applicable to the Company will not be imposed in the future or, if imposed, to the duration or impact of any such restrictions or policies. Any material restrictions on trade, or a downturn in the economies where the Company currently plans to operate could have a material adverse effect on the Company as a whole. Political differences may lead to the imposition of trade barriers and/or economic sanctions. The occurrence of such barriers or sanctions could have a material adverse effect on the Company's results of operations.

Government Regulation. The Company's planned operations will require various licenses, permits and approvals. More specifically, the Sakhalin Project will require a gaming license to operate. The loss or revocation of any existing licenses, permits or approvals or the failure to obtain any necessary licenses, permits or approvals, including the failure to obtain the gaming license with respect to the Sakhalin Project, would have an adverse effect on the ability of the Company to consummate any of its proposed projects and conduct its business in that particular jurisdiction. Authorization to commence operations will be required. No assurance can be given that such authorization, licenses or necessary approvals in a particular jurisdiction will be obtained, including the gaming license with respect to the Sakhalin Project. In addition, the countries in which the Company's proposed projects will be located may have regulatory systems that impose other impediments on the proposed projects and therefore the Company's operations in that particular jurisdiction. There can be no assurance that the Company, as a whole, will be able to profitably operate in light of these restrictions.


Construction Risks. Construction projects of any hotels and casinos, entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference and unanticipated cost increases. The anticipated costs and schedule for completion are based on budgets, conceptual design documents and construction schedule estimates prepared with respect to the proposed projects in consultation with its architects and contractors. However, the existing construction plans for the Sakhalin Project are subject to change, and the scope and cost of the project may vary significantly from that which is currently anticipated. Firm contracts for the construction of any hotels or casinos, including the Sakhalin Project, have not been entered into by the Company. Discussions have not commenced with contractors, and such contractors have indicated a willingness to enter into contracts on terms acceptable to the Company based on construction drawings and specifications which are substantially complete. There can be no assurance, however, that such contracts or other contracts will be finalized or signed on terms acceptable to the Company and its respective partners in each of the projects described herein, including the Sakhalin Project and the Surinam Project. Existing funds will be insufficient to complete construction and the ability of the project developer, including the Company, to provide sufficient funds to complete the proposed projects will depend on future operating results of the Company and its respective partners and the Company's ability to obtain funds from other sources. No assurance can be given that the budgeted start-up costs will not be exceeded.

         There can be no assurance that any of the proposed hotels or casinos will be opened, or if opened will not be delayed in opening, or that the budgets for any of the proposed projects, including the Sakhalin Project and the Surinam Project, will not be exceeded. Each project's construction budget is based upon estimates of projected costs provided by the project developer. Because of these estimates construction is subject to cost overruns from presently unforeseen difficulties or as the result of delays or material cost increases. In the event of cost overruns, and in the event that sufficient additional funds are not available when needed, any planned projects may not be completed and the Company would not realize the anticipated gross revenue to be derived from its operations. Moreover, there can be no assurance that, upon completion, any project will conform to all applicable governmental requirements, such as building codes. Such a failure to conform to governmental requirements could result in a loss of revenues from any project until compliance is achieved.

Nature of the Hospitality and Gaming Industry; Dependence on Successful Hotel and Gaming Operations. The Company's current and future business plans with respect to the New Line of Business is dependent, in large part, on changes in conditions which may adversely impact investments in gaming enterprises. These conditions and other factors beyond the Company's control include: (i) ability of the Company to operate any hotels and casinos; (ii) competition from other hospitality and entertainment properties; (iii) changes in regional and local population and disposable income composition; (iv) unanticipated increases in operating costs; (v) legal restrictions as to the use of advertising typically utilized in marketing gaming operations; (vi) restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations; (vii) the inability to secure property and liability insurance to fully protect against all losses, or to obtain such insurance at reasonable costs; (viii) the exercise of the power of eminent domain; (ix) seasonability; and (x) changes in travel patterns or preferences which may be affected by increases in gasoline prices, changes in airline schedules and fare, strikes, weather patterns and/or relocation or reconstruction of highways, among other factors. Given the rapid developments and changes in the industry, it is impossible to accurately predict future trends or changes in the gaming industry or their effect on the Company. In particular, the success of the Company's proposed projects is largely dependent on tourism from the active gaming populations of Japan, Korea and China and the Russian Federation and, in the case of the Surinam Project, Surinam. Although the economic viability of any of the Company's proposed projects is at least in part based upon tourist incentives which would streamline the process of tourists entering the regions in which the Company plans to operate for gambling in such regions, there can be no assurance that restrictions will not be imposed on gambling generally in the regions in which the Company plans to operate and/or on tourists entering such regions for gambling, which may adversely impact the Company's results of operations.

Collectability of Casino Receivables. The collection of the casino receivables with respect to the projects from international customers could be adversely affected by future business or economic trends or significant events in the countries in which such customers reside. There can be no assurance that operating cash flows and results of operations will not be adversely impacted by any inability to collect receivables from high-end players. In addition, gaming debts may not be legally enforced in certain foreign jurisdictions or in certain jurisdictions within the United States on grounds that they are against public policy. Such unenforceability may have an adverse impact on the collectability of such receivables.

Effects of Inflation; Currency Fluctuations. Exchange rates for some local currencies fluctuate in relation to the U.S. dollar and such fluctuations may have an adverse effect on the Company's earnings or assets when translating local currencies into U.S. dollars. Any weakening of the value of a local currency against the U.S. dollar could result in lower revenues and earnings for the Company when translated into U.S. dollars. Therefore, there can be no assurance that currency exchange rates will not have a material adverse effect on the Company.

Competition. The Company faces competition from three local casinos. The Company's ability to compete effectively depends principally upon the local government's guarantee to limit issuing any additional gaming licenses and to limit the granting of any expansion of the scope of activity of all current licenses. Although rights of first refusal have been granted by local and regional governmental bodies on the development of future casinos with limitations on the local government increasing operations at the three existing casinos on Sakhalin Island, there can be no assurance that these incentives will continue to exist during the period of the investment in any of the Company's proposed projects by the Company and there can be no assurance that incentives will not be given to any of the Company's proposed projects' competitors which may have an adverse impact on any of the Company's proposed projects. There can be no assurance that the Company will be able to expand as rapidly as, or compete effectively against, its competitors.

Reliance on Advances and Dividends From Subsidiaries. The Company's proposed operations will be conducted through subsidiaries, joint ventures and contractual sponsorship arrangements. Consequently, the Company will rely principally on dividends or advances from its subsidiaries (including ones that are not wholly-owned) joint ventures and contractual sponsorship arrangements. The ability of such subsidiaries to pay dividends and the ability of the Company to realize on its investment in other entities is subject to applicable local law and certain other restrictions.

Dependence of Personnel Associated with Developing the Sakhalin Project. The Sakhalin Project is highly dependent upon the personal efforts and abilities of certain individuals who are involved in the development of the Sakhalin Project. The Sakhalin Project is also highly dependent on Valery P. Mozolevsky, who is the executive director of SCC. Mr. Mozolevsky has served as the Vice-Governor of Sakhalin and as Deputy of Yuzhno-Sakhalinsk City Council of People's Deputies and was appointed President of the Corporation of Economic Development of Sakhalin. The Company has not yet entered into agreements for the employ or engagement of such individuals and there can be no assurance that the services of these individuals will continue to be available to the Company in the future.

RECOMMENDATIONS BY THE BOARD OF DIRECTORS

         In its deliberations, the Board did not undertake a separate analysis of each of the above risk factors nor did the Board reach a separate conclusion with respect to each such factor in its determination to recommend for submission to the vote of the Company's stockholders this proposal relating to the Company entering into the New Line of Business and the New Business Opportunities. The consideration of such factors resulted from the information obtained with respect to such factors being added to the collective business knowledge, experience and understanding of the Board so as to enable the Board to apply such information to its deliberative processes. In view of the above, and the variety of factors considered by the Board in reaching its conclusion to recommend the proposal relating to Company entering into the New Line of Business and the New Business Opportunities, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination as to the fairness of the terms of the proposal relating to Company entering into the New Line of Business and the New Business Opportunities.

         The Board evaluated the foregoing potential benefits that may result from the proposal relating to the Company entering into the New Line of Business and the New Business Opportunities in relation to the foregoing risk factors that the Board also recognized might result from the proposal relating to the Company entering into the New Line of Business, including the New Business Opportunities, and concluded that, upon balance, the potential benefits outweighed the risk factors based upon the foregoing, the Board considered the proposal relating to the Company entering into the New Line of Business, including the New Business Opportunities to be in the best interests of the stockholders of Company.

RECOMMENDATION OF THE BOARD

         The Board of Directors recommends that stockholders vote FOR the proposal permitting the Company to enter into the New Line of Business in the hotel and casino industry and the New Business Opportunities, and to authorize the issuance of up to 5,500,000 shares of the Company's Common Stock and options to purchase 600,000 shares of Common Stock.

         Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for approval of the New Line of Business and the New Business Opportunities.

                                  PROPOSAL TWO

                         APPROVAL TO AMEND THE COMPANY'S
                     CERTIFICATE OF INCORPORATION TO CHANGE
                              THE COMPANY'S NAME TO
                          "CCA COMPANIES INCORPORATED"

Proposed Amendment to the Certificate of Incorporation

         On November 10, 1997, the Board of Directors unanimously adopted a resolution that the Company's Amended Certificate of Incorporation be amended to change the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated" (the "Corporate Name Amendment"). The Corporate Name Amendment is conditioned upon the approval of the New Line of Business and New Business Opportunities by the stockholders of the Company.

         A copy of the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") is attached as Exhibit A-1 to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by the Certificate of Amendment.

Purpose and Effect of the Proposed Amendment

         Subject to stockholder approval of Proposal One hereof at the Special Meeting, the Company will diversify its operations beyond its Principal Line of Business and enter into the New Line of Business in the hotel and casino industry, specifically involving the New Business Opportunities.

         The Board of Directors believes that it is in the best interests of the Company to change its corporate name which will result in a more distinct and recognizable corporate identity, better reflecting the Company's future plans, for diversification. The Board also believes that the name change will enhance future strategic plans and marketing capabilities and will reflect the multi-faceted nature of the Company's services and products.

         If approved by the stockholders at this Meeting, the new name will become effective upon the Company's filing the Certificate of Amendment with the Secretary of State of the State of Delaware, Division of Corporations. The change of corporate name will be accomplished by amending the first paragraph of the Company's Certificate of Incorporation to read as follows:

         "FIRST:  The name of the corporation is CCA Companies Incorporated."

         The change in corporate name will not affect the validity or transferability of the stock certificates presently outstanding, and the Company's stockholders will not be required to exchange any certificates presently held by stockholders. Stockholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent.

         The following resolution will be offered by the Board of Directors at the Meeting:

         RESOLVED, that the proposal to amend Paragraph FIRST of the Company's Certificate of Incorporation so as to change the name of the Company to "CCA Companies Incorporated" is hereby approved, authorized and adopted.

Vote Necessary to Approve the Amendment

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary for approval of the Corporate Name Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker on the bank voting instructions as to such shares) effectively count as votes against the Corporate Name Amendment.

         Approval of Proposal Two is conditioned on approval of Proposal One.

Recommendation of the Board of Directors

         The Board of Directors recommends that stockholders vote FOR the proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "CCA Companies Incorporated."

                                PROPOSAL THREE

                       APPROVAL TO AMEND TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                      TO INCREASE THE NUMBER OF AUTHORIZED
                      SHARES OF COMMON AND PREFERRED STOCK

                            (Item 3 on Proxy Card)

Introduction

         The Company's Certificate of Incorporation currently authorizes the issuances of thirty million (30,000,000) shares of Common Stock, $.001 par value per share and five thousand (5,000) shares of Preferred Stock, $.01 par value per share. The Board of Directors has recommended increasing the authorized number of shares of Common Stock to fifty million (50,000,000) and to increase the number of shares of Preferred Stock to five million (5,000,000), subject to stockholder approval of the amendment.

Proposed Amendments to Certificate of Incorporation

         On November 10, 1997 the Board of Directors has adopted resolutions setting forth (i) the proposed amendment to Article Fourth of the Company's Certificate of Incorporation (the "Charter Amendment"), as set forth below, (ii) the advisability of the Charter Amendment; and (iii) a call for submission of the Amendment for approval by the Company's stockholders at the Meeting.

         If approved by the stockholders at this Meeting, the increase in authorized shares of the Company will become effective upon the Company's filing the Certificate of Amendment with the Secretary of State of the State of Delaware, Division of Corporations. The change in authorized shares of the Company will be accomplished by amending the first sentence of the fourth paragraph of the Company's Certificate of Incorporation to read as follows:

         "a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) which shall consist of 50,000,000 shares, $.001 par value, designated as Common Stock, and 5,000,000 shares, $.01 par value, designated as Preferred Stock."

         A copy of the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") is attached as Exhibit A-1 to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by the Certificate of Amendment.

Purpose and Effect of the Proposed Charter Amendment

         The Board of Directors recommends to increase the number of authorized shares of Common Stock and Preferred Stock so that a sufficient number of additional shares of Common Stock and Preferred Stock will be available after giving effect to the transactions contemplated by the New Line of Business, including the New Business Opportunities, for the issuance from time to time in connection with possible future financing programs, acquisitions, stock option or other employee benefit plans and other general corporate purposes. Having such additional authorized shares of Common Stock and Preferred Stock available for issuance in the future will give the Company greater flexibility and allow additional shares of Common Stock and Preferred Stock, in excess of the number of shares presently authorized, to be issued without the expense and delay of a special meeting of the stockholders, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

         Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock or Preferred Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock or Preferred Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock or Preferred Stock, such issuance could have a dilutive effect on the earnings per share, voting power, and share holdings of current stockholders.

         The proposed Charter Amendment to increase the authorized number of shares of Common Stock and Preferred Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock and/or Preferred Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Charter Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Charter Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Charter Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         The change in the authorized shares of the Company will not affect the validity or transferability of the stock certificates presently outstanding, and the Company's stockholders will not be required to exchange any certificates presently held by stockholders. Stockholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent.

         The following resolution will be offered by the Board of Directors at the Meeting:




     RESOLVED, that the proposal to amend Paragraph Fourth of the Company's Certificate of Incorporation so as to increase the number of authorized shares of Common Stock of the Company from thirty million shares to fifty million shares and to increase the number of authorized Preferred Stock shares of the Company from five thousand shares to five million shares is hereby approved, authorized and adopted.

Vote Necessary to Approve the Charter Amendment

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

Recommendation of the Board

         The Board of Directors recommends that stockholders vote FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from thirty million (30,000,000) to fifty million (50,000,000) and increase the number of authorized shares of Preferred Stock from five thousand (5,000) to five million (5,000,000).

         Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for approval of the Charter Amendment.

                                PROPOSAL FOUR

                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                            1996 STOCK OPTION PLAN
                            (Item 4 on Proxy Card)

Introduction

         The Board of Directors on September 10, 1997 adopted a resolution proposing that the number of shares of Common Stock available for grant under the 1996 Plan increase from 1,300,000 shares to 5,000,000 shares (the "Plan Amendment").

         In connection with the Company entering into the New Line of Business, the Board of Directors has adopted resolutions to issue to Brian J. Bryce and Jay M. Haft, respectively, options to purchase 300,000 and 200,000 shares of Common Stock at an exercise price equal to $6.125 per share. The issuance of the options to Messrs. Bryce and Haft, who are directors of the Company, is subject to receipt of requisite shareholders' approval for Proposal One.

Shares Subject to the 1996 Plan

         The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted and approved by the Company's Stockholders on November 6, 1996. The Company's Board of Directors amended the 1996 Plan to increase the number of shares available for issuance under the plan from 900,000 shares to 1,300,000 shares and the stockholders of the Company approved the amendment on January 7, 1997.

         Upon approval of the Plan Amendment by the stockholders of the Company, there will be a total of 5,000,000 shares of Common Stock authorized under the 1996 Plan. The authorized shares issuable in connection with the 1996 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

         As of November 12, 1997, the Company had options outstanding under the 1996 Plan to purchase an aggregate of 1,157,500 shares of Common Stock, at exercise prices ranging from $5.00 to $6.13, or a weighted average exercise price per share of $5.21. If any option granted under the 1996 Plan shall expire or terminate for any reason without having have been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such option shall again be available for grants of options under the 1996 Plan. As of November 12, 1997, a total of 137,500 shares of Common Stock were available for future issuance under the 1996 Plan. All the amounts and benefits that will be received or allocated by current executive officers, current directors who are not executive officers and current employees and consultants of the Company, under the 1996 Plan, cannot be determined. For fiscal 1997, option awards to purchase 1,055,000 shares of Common Stock of the Company were issued, including option awards to the

Executive Officers and all employees and consultants.

Administration

         The 1996 Plan is administered by the Stock Option Committee. The Stock Option Committee consists of three directors appointed by the Board of Directors and has the power and authority to grant options to participants in the 1996 Plan. The Stock Option Committee may delegate certain of its responsibilities to other persons; provided, however, the Stock Option Committee may not delegate matters relating to the Company's Section 16 officers. Two of the members of the Stock Option Committee are non-employee directors as defined in Rule 16b-3. The Stock Option Committee is composed of Messrs. Stein, Bryce and Haft. The Board of Directors may fill vacancies on the Stock Option Committee and may from time tot time remove or add members, and may also administer the 1996 Plan.

         The Stock Option Committee may periodically adopt rules and regulations for carrying out the 1996 Plan. The Board of Directors may amend the 1996 Plan, as desired, without further action by the Company's stockholders except as required by applicable law.

Participants and Terms of Awards

         Employees of the Company (the "Participants") are eligible to receive "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, officers, directors and consultants are eligible to receive options which do not qualify as ISOs ("Non-Qualified Options or "NSOs")

         The purchase price under each option is established by the Stock Option Committee but in no event can the option prices for ISOs and non-employee director options be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The last sale price per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market on November 21, 1997 was $6.875. The option price must be paid in full at the time of exercise. The price may be paid in cash or, if permitted by the Stock Option Agreement, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver part of the sale proceeds to the Company, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing.

         Options have such terms and are exercisable in such manner and at such times as the Stock Option Committee may determine. Each option must expire within a period of not more than ten (10) years from the grant date.

         Unless the Option Agreement otherwise provides, each option is transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

         The Stock Option Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.

         An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one (1) year following exercise. The Company does not receive a deduction for this gain.

New Plan Benefits

         With respect to all future grants, the Stock Option Committee has full discretion to determine the number and amount of options to be granted to employees under the 1996 Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Security Ownership of Certain Beneficial Owners and Management table set forth herein above, the directors of the Company (other than Messrs. Bryce and Haft, the executive officers as a group and all other employees under the 1996 Plan are not presently determinable.

         Should Proposal One be approved, Mr. Bryce would receive options to purchase 300,000 shares of Common Stock at an exercise price of $6.125 per share, and Mr. Haft would receive options to purchase 200,000 shares of Common Stock at an exercise price of $6.125. On November 21, 1997, the Company's Common Stock closed at $6.875 per share. Assuming the closing price on that date, upon exercise of the options, Mr. Bryce's shares would have an aggregate market value of $2,062,500 at an aggregate exercise price of $1,837,500 and Mr. Hafts shares would have an aggregate market value of $1,375,000 at an aggregate exercise price of $1,225,000.

Vote Necessary to Approve the Amendment to the 1996 Plan

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary for approval of the amendment to the 1996 Plan to increase the number of shares available for grant from 1,300,000 to 5,000,000. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank-account fails to provide the broker or bank voting instructions as to such shares) effectively counts as votes against the amendment to the 1996 Plan.

Recommendation of the Board

         The Board of Directors recommends that stockholders vote FOR the proposal to amend the 1996 Plan to increase the number of shares available for grant from 1,300,000 shares to 5,000,000 shares.

         Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the Amendment to the 1996 Plan.

                            UNDERTAKINGS OF COMPANY

         The Company undertakes to deliver to each beneficial owner of the Company's Common Stock, upon written or oral request, without charge, a copy of any and all documents referred to in this Proxy Statement that have been incorporated by reference. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to the attention of Gerald M. Breslauer, Conserver Corporation of America, 3250 Mary Street, Suite 405, Coconut Grove, Florida 33133, telephone number 305-444-3888, facsimile number 305-444-7550.

                            ADDITIONAL INFORMATION

         The Company is subject to certain informational requirements of the Act and in accordance therewith filed reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the SEC at 210 South Dearborn Street, Room 1204, Chicago, Illinois 60604; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Internet web site maintained by the SEC at http://www.sec.gov.

                                EXHIBIT INDEX

NUMBER       DESCRIPTION OF EXHIBIT
------       -----------------------

A-1          Amendment to Company's Certificate of Incorporation

A-2 Stock Purchase Agreement dated as of October 24, 1997 among the Company, SGTI, William Stephen Cairns and John Byrne Horgan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30,
             1997)

- Agreement dated as of August 12, 1997 by and among the Company, Sakhalin Trading and Investments Limited ("SGTI") and Sovereign gaming and Leisure Limited ("Sovereign") (incorporated herein by reference to Exhibit 10.8 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

- Amendment dated as of August 12, 1997 by and among the Company, SGTI and Sovereign (incorporated herein by reference to Exhibit
             10.9 to the Company's Form 10-K for the fiscal year ended June 30,
             1997)

- Development Services Agreement dated as of October 2, 1997 between the Company and Dato David Chiu (incorporated herein by reference to Exhibit 10.10 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

- Consulting Agreement effective as of August 14, 1997 between the Company and Star Casino Limited (incorporated herein by reference to Exhibit 10.11 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

-            Proposed form Pledge Agreement by and among the Company, Brian J.
             Bryce, Jasmine Trustees, Ltd., Jay M. Haft and James V. Stanton (incorporated herein by reference to Exhibit 10.12 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

- Hotel Management Agreement dated as of October 2, 1997 between the Company and Dorsett Hotels and Resorts International Ltd. (incorporated herein by reference to Exhibit 10.13 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

- Heads of Agreement dated October 3, 1997 between the Company and Parbhoe's Handelmij N.V. (incorporated herein by reference to Exhibit 10.15 to the Company's Form 10-K for the fiscal year ended June 30, 1997)

                        CONSERVER CORPORATION OF AMERICA
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, hereby appoints Miles R. Greenberg, Chief Financial Officer of Conserver Corporation of America, a Delaware corporation (the "Company"), and Gerald M. Breslauer, Vice President-Administration and
Secretary of the Company, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, par value $.001, of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company, to be held on December 2, 1997, at 11:00 a.m. (local time), at the Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters:

Item 1. To approve the proposal permitting the Company to enter into a new line of business in the hotel and casino industry, including certain new business opportunities and to authorize the issuance of up to 5,500,000 shares of the Company's Common Stock and options to purchase 600,000 shares of Common Stock.

Item 2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated".

Item 3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from thirty million shares to fifty million shares and preferred stock, par value $.01, of the Company from five thousand to five million shares.

Item 4. To approve and adopt an amendment to the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock to be issued thereunder from 1.3 million shares to five million shares.

Item 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4: Please mark your votes as in this example /x/.

1. To approve the proposal permitting the Company to enter into a new line of business in the hotel and casino industry, including certain new business opportunities and to authorize the issuance of up to 5,500,000 shares of the Company's Common Stock and options to purchase 600,000 shares of Common Stock.

                  / / FOR          / / AGAINST    / / ABSTAIN

2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name from "Conserver Corporation of America" to "CCA Companies Incorporated".

                  / / FOR         / / AGAINST     / / ABSTAIN

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from thirty million shares to fifty million shares and preferred stock, par value, $.01 of the Company from five thousand to five million shares.

                  / / FOR         / / AGAINST      / / ABSTAIN

4. To approve and adopt an amendment to the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock to be issued thereunder from 1.3 million shares to five million shares.


                  / / FOR        / / AGAINST      / / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for Proposals 1, 2, 3 and 4.

Dated:     ______________________________________________, 1997


----------------------------------------------------------------
                         Shareholder sign here


----------------------------------------------------------------
                          Co-owner sign here

NOTE: Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

                                                                     EXHIBIT A-1

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       CONSERVER CORPORATION OF AMERICA

         CONSERVER CORPORATION OF AMERICA, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: That the Board of Directors of the Corporation, at a meeting held on December 2, 1997, adopted resolutions proposing and declaring advisable the following amendments to the Amended Certificate of Incorporation of the Corporation, and declaring that such proposed amendments be submitted for consideration by the stockholders of the Corporation entitled to vote in respect thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended, as follows:

         I. Paragraph FIRST of the Certificate of Incorporation, relating to the name of the Corporation, be deleted in its entirety and replaced with the following provision to said article:

         "FIRST:  The name of the Corporation is CCA Companies Incorporated."

         II. Paragraph FOURTH of the Certificate of Incorporation, relating to the capitalization of the Corporation, be amended by deleting in its entirety the first sentence of Paragraph Fourth and replacing it with the following:

                  "a) Authorized shares. The total number of shares of stock which the Corporation shall have the authority to issue is fifty-five million (55,000,000) which shall consist of 50,000,000 shares, $.001 par value, designated as Common Stock, and 5,000,000, $.01 par value, designated as Preferred Stock."

         SECOND: that thereafter pursuant to resolutions of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held on December 2, 1997, upon at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.


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


         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Charles H. Stein, its President and Chief Executive Officer, on this ___ day of _________ 1997.

                         CONSERVER CORPORATION OF AMERICA, INC.

                         By:

                         Charles H. Stein, President and Chief Executive Officer


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